EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209586 on Form S-3 and Registration Statement No. 333-129422, 333-176090, 333-195902 and 333-206457 on Form S-8 of our reports dated February 18, 2020, relating to the financial statements of PG&E Corporation and the effectiveness of PG&E Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 18, 2020